UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Tender Offer and Consent Solicitation

On January 13, 2025, W&T Offshore, Inc. (the “Company”) issued a press release regarding the commencement of its cash tender offer ( the “Tender Offer”) for any and all of the Company’s outstanding 11.750% Senior Second Lien Notes due 2026 (the “2026 Senior Second Lien Notes”), subject to certain conditions, including the issuance and sale of $350 million in aggregate principal amount of senior second lien notes due 2029 (the “Notes”). In conjunction with the Tender Offer, the Company is also soliciting consents (the “Consent Solicitation”) from the holders of the 2026 Senior Second Lien Notes for the adoption of proposed amendments, which would, among other things, eliminate substantially all of the restrictive covenants, as well as various events of default and related provisions contained in the indenture governing the 2026 Senior Second Lien Notes (the “Indenture”).

On the early settlement date, which is expected to be January 28, 2025, and conditioned upon the receipt of the net proceeds from the Company’s proposed offering of Notes, the Company intends to issue a conditional notice of redemption for any 2026 Senior Second Lien Notes that remain outstanding following the consummation or termination of the Tender Offer and the Consent Solicitation. The Company anticipates that the conditional notice of redemption will call for the redemption of any Notes that remain outstanding on August 1, 2025. Such redemption is being made in accordance with the “optional redemption” provision of the Indenture, pursuant to which the 2026 Senior Second Lien Notes were issued, at a redemption price equal to 100.000% of the aggregate principal amount of the 2026 Senior Second Lien Notes, plus accrued and unpaid interest up to, but excluding, the date of redemption. A copy of the press release announcing the Tender Offer and Consent Solicitation is attached hereto as Exhibit 99.1, and incorporated by reference herein.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any 2026 Senior Second Lien Notes or any other security.

This Current Report on Form 8-K, including Exhibit 99.1 attached hereto, includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements, including those relating to the Tender Offer and Consent Solicitation. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of W&T Offshore, Inc. dated January 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: January 13, 2025	By:	/s/ George Hittner
George Hittner,
Executive Vice President, General Counsel, & Corporate Secretary